Exhibit 99.1

Neumora Therapeutics Reports Third Quarter 2025 Financial Results and Provides Business Update

Announced class-leading data from diet-induced obesity (DIO) mouse model with NMRA-215, a potentially best-in-class, highly brain-penetrant, oral NLRP3 inhibitor, and expect to initiate Phase 1 study in first quarter of 2026

Advancing Phase 1 studies with two potentially best-in-class positive allosteric modulators (PAMs), NMRA-861 and NMRA-898, with comprehensive franchise update expected by mid-2026

On-track to report data from Phase 1b study of NMRA-511 in Alzheimer’s disease agitation around the end of the year

$40 million in non-dilutive capital drawn from Neumora’s existing facility with K2 HealthVentures

Strong financial position with $171.5 million in cash, cash equivalents and marketable securities expected to support operations into 2027

WATERTOWN, Mass., November 6, 2025 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases, today announced financial results for the third quarter ended September 30, 2025, and provided a business update.

“Our recent progress reflects the strength of our pipeline and the differentiated approach we’re taking to address some of the most pressing medical challenges of our time,” said Paul L. Berns, chairman and chief executive officer of Neumora. “We are particularly encouraged by the compelling data we reported last week for NMRA-215, our highly brain-penetrant NLRP3 inhibitor, which demonstrated class-leading weight loss in multiple DIO mouse models. These findings support our plans to move this program into the clinic in early 2026, with human proof of concept data later that year. Additionally, the expansion of our M4 muscarinic receptor PAM franchise with the initiation of a second Phase 1 study underscores our commitment to addressing the unmet needs in schizophrenia and other neuropsychiatric disorders. With continued progress in our KOASTAL Phase 3 program for navacaprant in MDD and the upcoming data readout for NMRA-511 in Alzheimer’s disease agitation, we remain focused on executing our strategy and delivering meaningful innovation for patients.”

KEY BUSINESS UPDATES

Neumora today announced that it has drawn an additional $40 million from its existing venture debt facility with K2 HealthVentures. The additional $40 million in non-dilutive capital from this facility drawn, combined with the cash already on the Company’s balance sheet, further strengthens its financial position.

KEY PIPELINE HIGHLIGHTS

NMRA-215: Announced Class-Leading DIO Data from NLRP3 Inhibitor Program

In October 2025, Neumora announced positive preclinical data for NMRA-215, a potentially best-in-class, highly brain-penetrant, oral NLRP3 inhibitor from three diet-induced obesity (DIO) mouse studies. Neumora expects to initiate a clinical program with NMRA-215 in the first quarter of 2026, with 12-week human proof of concept data expected in 2026.

M4 Positive Allosteric Modulator (PAM) Franchise: Initiated Second M4 Clinical Study

The company is advancing Phase 1 clinical studies for NMRA-861 and NMRA-898, its potentially best-in-class M4 muscarinic receptor positive allosteric modulators (PAMs). The Company expects to provide a comprehensive franchise update in mid-2026.

NMRA-511: On Track to Report Data from Phase 1b Signal-seeking Study in Alzheimer’s Disease (AD) Agitation Around Year-End

Neumora is on track to report data from a Phase 1b signal-seeking study evaluating NMRA-511 as a treatment for AD agitation around the end of 2025.

Navacaprant: Enrollment Ongoing in Phase 3 KOASTAL Program; Topline Data Expected in 1H 2026

The Company is on track to report topline data with navacaprant in MDD from KOASTAL-3 in the first quarter of 2026 and KOASTAL-2 in the second quarter of 2026.

THIRD QUARTER 2025 FINANCIAL RESULTS

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Cash Position: As of September 30, 2025, Neumora had cash, cash equivalents and marketable securities of $171.5 million.
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Financial Guidance: The Company expects that its cash, cash equivalents and marketable securities as of September 30, 2025, will enable it to fund its operating plan into 2027.
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R&D Expense: Research and development expenses for the third quarter of 2025 were $40.5 million, as compared to $60.6 million for the same period in 2024. This decrease was primarily due to no activity under our expired research and collaboration agreements with Amgen in the current period, compared to $12.5 million in the prior period, and a reduction in clinical trial costs.
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G&A Expense: General and administrative expenses for the third quarter of 2025 were $12.2 million, as compared to $16.0 million for the same period in 2024. The decrease was primarily due to lower consulting and personnel related costs.
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Net Loss: The Company reported a net loss of $56.8 million for the third quarter of 2025, as compared to $72.5 million for the same period in 2024.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the greatest medical challenges of our generation by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients; the timing, progress and plans for its therapeutic development programs, including the timing of clinical trial initiation and data readouts and upcoming milestones and catalysts; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including contract research organizations; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 which was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended September 30, 2025 are also not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA THERAPEUTICS

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$40,520	$60,630	$131,395	$155,015
General and administrative	12,180	16,016	46,281	45,527
Acquired in-process research and development	5,000	—	5,000	—
Total operating expenses	57,700	76,646	182,676	200,542
Loss from operations	(57,700)	(76,646)	(182,676)	(200,542)
Other income (expense):
Interest income	1,685	4,209	7,009	15,845
Interets expense	(747)	—	(1,183)	—
Other income (expense), net	7	(57)	(498)	(93)
Total other income	945	4,152	5,328	15,752
Net loss before income taxes	(56,755)	(72,494)	(177,348)	(184,790)
Provision for income taxes	—	53	130	178
Net loss	(56,755)	(72,547)	(177,478)	(184,968)
Other comprehensive loss:
Unrealized gain (loss) on marketable securities	24	292	(53)	181
Comprehensive loss	$(56,731)	$(72,255)	$(177,531)	$(184,787)
Net loss per share, basic and diluted	$(0.35)	$(0.45)	$(1.10)	$(1.16)
Weighted-average shares outstanding, basic and diluted	161,838	159,576	161,663	158,837

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$171,525	$307,578
Total assets	$177,833	$316,972
Total liabilities	$45,672	$29,908
Total stockholders’ equity	$132,161	$287,064

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com